DESCRIPTION OF THE REGISTRANT’S SECURITIES The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by the Company Second Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bye-laws (the “Bye-laws”) each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.1 is a part. In this “Description of the Securities,” “we,” “us,” “our,” the “Company” and “our Company” refer to Wejo Group Limited and not to any of its subsidiaries. Our authorized share capital is 634,000,000 common stock, par value $0.001 per share (the “Common Stock”) and 1,000,000 undesignated shares, par value $0.001 per share. As of December 31, 2021, there are 93,950,205 shares of our Common Stock issued and outstanding, 11,500,000 warrants and no preferred shares outstanding. Unless the Company’s board of directors (the “Board”) determines otherwise, we will issue all of our share capital in uncertificated form. Common Stock Under Bermuda law and the Bye-laws, the Board is authorized to issue any of our authorized but unissued shares of Common Stock without shareholder approval on such terms as the Board determines. The holders of Common Stock have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of holders of Common Stock. Unless a different vote is required by Bermuda law or by the Bye-laws, resolutions to be approved by holders of voting shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of Common Stock will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. The Charter and the Bye-laws do not authorize cumulative voting and directors are elected by plurality of votes. Any individual who is a shareholder of the Company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. The Bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in such form as the Board may determine. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares. Preferred Stock Under Bermuda law and the Bye-laws, the Board is authorized to issue preference shares in one or more series without shareholder approval (“Preferred Stock”). The Board has the discretion under the Bye-laws to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of our authorized but unissued undesignated shares, and the Board may issue those shares in series of Preferred Stock, without any further shareholder approval. The rights with respect to a series of Preferred Stock may be greater than the rights attached to our Common Stock. It is not possible to state the actual effect of the issuance of any Preferred Stock on the rights of holders of our Common Stock until the Board determines the specific rights attached to those Preferred Stock. The effect of issuing Preferred Stock could include, among other things, one or more of the following: • restricting dividends in respect of our Common Stock; • diluting the voting power of our Common Stock or providing that holders of Preferred Stock have the right to vote on matters as a class; • impairing the liquidation rights of our Common Stock; or delaying or preventing a change of control of us.

We have no Preferred Stock outstanding, and we have no present plans to designate the rights of or to issue any Preferred Stock. Warrants We have issued and outstanding 11,500,000 warrants, each of which entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share. Each warrant will expire on November 18, 2026 or earlier upon redemption or liquidation. We are not obligated to deliver any Company Common Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Company Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those common stock is available, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we are not obligated to issue any shares to holders seeking to exercise their warrant, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. Dividend Rights Under Bermuda law and the Bye-laws, the Board has discretion as to the payment of dividends on our Common Stock, including the amount (if any), payment date and whether paid in cash or satisfied by our shares or other assets, without shareholder approval. Under Bermuda law, we may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of our assets would as a result be less than our liabilities. Under the Bye-laws, each share of Common Stock is entitled to dividends if, as and when dividends are declared by the Board, subject to any preferred dividend right of the holders of any Preferred Stock, pari passu and pro rata to the number of shares of Common Stock issued and outstanding. If we are permitted under Bermuda law to pay dividends, there are no restrictions on our ability to pay dividends in U.S. dollars or to U.S. residents who are holders of our shares. Any cash dividends payable to holders of our Common Stock listed on the NASDAQ will be paid to Continental Stock Transfer & Trust, our transfer agent in the United States for disbursement to those holders. Board of Directors The Bye-laws provide that, subject to the right of holders of any series of Preferred Stock, the Board will be divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three-year terms. The Board currently consists of eight directors. Removal of Directors In accordance with the terms of the Company Bye-laws, our directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2∕3% of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time. Voting Requirements Approval of certain significant corporate transactions, including amendments to the Company Bye-laws, will require the approval of the Board in addition to any other vote required by applicable law.

Certain Anti-Takeover Provisions under our Charter and Bye-laws The Company’s Charter and Bye-laws, as well as Bermuda law, contain provisions that may discourage, delay or prevent a merger, amalgamation, acquisition, or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for common stock. These provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. Our corporate governance documents include provisions: • authorizing blank check Preferred Stock, which could be issued without shareholder approval and with voting, liquidation, dividend and other rights superior to our Common Stock; • providing that any action required or permitted to be taken by our shareholders must be taken at a duly called annual or special meetings of such shareholders and may not be taken by any consent in writing by such shareholders; • requiring, to the fullest extent permitted by applicable law, advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for shareholder-proposed nominations of candidates for election to our Board; • establishing a classified Board, so that not all members of our board are elected at one time, with the election of directors requiring only a plurality of votes cast; • providing that certain actions required or permitted to be taken by our shareholders, including amendments to the Bye-laws and certain specified corporate transactions, may be effected only with the approval of our Board, in addition to any other vote required by the Bye-laws and/or applicable law; • prohibit us from engaging in a business combination with a person who acquires at least 10% of our common stock for a period of three years from the date such person acquired such common stock unless approved by our Board and authorized at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds of our issued and outstanding voting shares that are not owned by such person, subject to certain exceptions; and • providing that directors may be removed by shareholders only by resolution with cause upon the affirmative vote of at least two-thirds of our issued and outstanding voting shares. Amalgamations and Business Combinations • The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the Board and by our shareholders. The Company Bye-laws provide that a majority in number of the Board present at a meeting where a quorum is present is required to approve the amalgamation or merger agreement. Additionally, the Company Bye-laws provide that a resolution passed by holders of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time is required to approve the amalgamation or merger agreement. The Company Bye-laws provide that a merger or an amalgamation that is a Business Combination with an interested shareholder must be approved as described below. • The Company Bye-laws contain provisions regarding “Business Combinations” with “interested shareholders.” Pursuant to the Company Bye-laws, in addition to any other approval that may be required by applicable law, we may not engage in certain “Business Combinations” with any “interested shareholder” for a three-year period following the time that the shareholder became an interested shareholder, unless: • prior to such time, the Board approved either the Business Combination or the transaction that resulted in the shareholder becoming an interested shareholder;

• upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced, excluding certain shares; • or at or subsequent to that time, the Business Combination is approved by the Board and by the affirmative vote of holders of at least 66 2∕3% of our issued and outstanding voting shares that are not owned by the interested shareholder. • Generally, a “Business Combination” includes a merger, amalgamation, asset or share sale, or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 10% or more of our issued and outstanding voting shares. • Under certain circumstances, this provision will make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the shareholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the shareholder becoming an interested shareholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests. • Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one (1) month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda within one (1) month of the transaction to appraise the fair value of those shares. Listing The NASDAQ ticker symbols for the Company’s Common Stock and warrants are “WEJO” and “WEJOW,” respectively. Untraced Shareholders The Bye-laws provide that the Board may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.